Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2016 FIRST QUARTER EARNINGS; INCREASES QUARTERLY CASH DIVIDEND

TUPELO, MISSISSIPPI (April 26, 2016) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced financial results for the first quarter of 2016. Net income for the first quarter of 2016 was $21.2 million, or basic earnings per share (“EPS”) of $0.53 and diluted EPS of $0.52, as compared to $15.2 million, or basic and diluted EPS of $0.48, for the first quarter of 2015. Excluding the impact of after-tax merger and conversion expenses incurred during each quarter, basic and diluted EPS were $0.54 for the first quarter of 2016, as compared to basic and diluted EPS of $0.49 for the first quarter of 2015.

On April 26, 2016, the Board of Directors of the Company approved the payment of a quarterly cash dividend of eighteen cents ($0.18) per share to be paid June 30, 2016, to shareholders of record as of June 15, 2016. The per share dividend represents an increase of $.01, or 5.88%, from the dividend paid in the previous quarter.

For the first quarter of 2016, the Company’s return on average assets and return on average equity were 1.07% and 8.12%, respectively, as compared to 1.06% and 8.59%, respectively, for the first quarter of 2015. The Company’s 2016 first quarter return on average tangible assets and return on average tangible equity were 1.20% and 15.58%, respectively, as compared to 1.18% and 15.45%, respectively, for the first quarter of 2015.

On April 1, 2016, the Company completed its previously-announced acquisition of KeyWorth Bank (“KeyWorth”), a Georgia state bank headquartered in Atlanta, Georgia, in an all-stock merger. As of the acquisition date, KeyWorth operated six offices in the Atlanta metropolitan area and had approximately $399 million in assets, which included approximately $284 million in total loans and approximately $347 million in total deposits. The acquired operations of KeyWorth are not included in the financial information in this release.

“Our first quarter 2016 financial results reflect a strong start to what we expect to be a great year. We are fortunate to operate in economically vibrant markets, and our team is focused on capitalizing on opportunities throughout our footprint. These results include our successful completion of the Heritage acquisition, an annualized linked quarter non-acquired loan growth of 25.62% and a continuation of improving returns on profitability metrics as our return on average tangible assets was 1.20%, and our return on average tangible equity was 15.58%,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Additionally, we are pleased to announce an increase to our quarterly dividend which boosts our annual cash dividend from $0.68 to $0.72.”

The following table presents the Company’s profitability metrics for the first quarter of 2016, including and excluding the impact of after-tax merger and conversion expenses:

	As Reported	Excluding Merger Expenses
Return on average assets	1.07%	1.10%
Return on average tangible assets	1.20%	1.23%
Return on average equity	8.12%	8.34%
Return on average tangible equity	15.58%	16.00%

Total assets as of March 31, 2016, were approximately $8.15 billion, as compared to $5.88 billion as of March 31, 2015, and $7.93 billion on a linked quarter basis.

Total deposits were $6.43 billion at March 31, 2016, as compared to $4.94 billion at March 31, 2015, and $6.22 billion at December 31, 2015. The Company’s cost of funds was 37 basis points for the first quarter of 2016, as compared to 43 basis points for the same quarter in 2015, and 32 basis points for the quarter ended December 31, 2015. The Company’s noninterest-bearing deposits averaged approximately $1.32 billion, or 20.99% of average deposits, for the first quarter of 2016, as compared to $932 million, or 19.12% of average deposits, for the first quarter of 2015, and $1.32 billion, or 21.36% of average deposits, for the quarter ended December 31, 2015.

Total loans, including loans acquired in the Heritage Financial Group, Inc. (“Heritage”), and First M&F Corporation (“First M&F”) acquisitions or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately $5.57 billion at March 31, 2016, as compared to $3.95 billion at March 31, 2015, and $5.41 billion on a linked quarter basis. Excluding acquired loans, loans grew 24.44% to $4.07 billion at March 31, 2016, as compared to $3.27 billion at March 31, 2015. On a linked quarter basis, non-acquired loans were $3.83 billion at December 31, 2015.

At March 31, 2016, the Company’s Tier 1 leverage capital ratio was 9.19%, its Tier 1 risk-based capital ratio was 11.38%, and its total risk-based capital ratio was 12.17%. The Company’s common equity Tier 1 capital ratio was 9.88% at March 31, 2016. In all capital ratio categories, the Company’s regulatory capital ratios continued to be in excess of the regulatory minimums required to be classified as “well-capitalized.” The Company’s tangible common equity ratio was 7.52% as of March 31, 2016.

Net interest income was $70.1 million for the first quarter of 2016, as compared to approximately $48.8 million for the first quarter of 2015. Net interest margin was 4.21% for the first quarter of 2016, compared to 4.02% for the first quarter of 2015 and 4.33% on a linked quarter basis. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans was $1.6 million in the first quarter of 2016, and increased net interest margin 11 basis points compared to $590 thousand and a 5 basis point increase in net interest margin in the same period in 2015. The Company increased net interest margin by 21 basis points after recognizing $3.61 million in accelerated accretion in the fourth quarter of 2015.

The Company’s noninterest income is derived from diverse lines of business which primarily consist of originations and sales of mortgage loans, wealth management and insurance revenue sources along with income from deposit and loan products. Total noninterest income was $33.3 million for the first quarter of 2016, as compared to approximately $21.9 million for the first quarter of 2015, and $31.4 million for the fourth quarter of 2015. The Company’s overall growth in noninterest income for the first quarter, as compared to the same period in the prior year, is primarily attributable to the Heritage acquisition and increases in the sales of mortgage loans that we originate.

Noninterest expense was $69.8 million for the first quarter of 2016, as compared to approximately $47.3 million for the first quarter of 2015, and $70.7 million on a linked quarter basis. The Company recorded merger and conversion expenses of approximately $948 thousand and $478 thousand during the first quarter of 2016 and 2015, respectively, and $1.9 million in the fourth quarter of 2015.

Annualized net charge-offs as a percentage of average loans, including acquired loans, declined to 10 basis points for the first quarter of 2016, as compared to 11 basis points for the first quarter of 2015. The Company recorded a provision for loan losses of $1.8 million for the first quarter of 2016, as compared to $1.1 million for the first quarter of 2015.

Nonperforming assets consists of loans 90 days or more past due, nonaccrual loans and other real estate owned (“OREO”). The following table provides details of the Company’s nonperforming assets as of the dates presented (in thousands):

	March 31, 2016	December 31, 2015	March 31, 2015
Not Acquired	$ 26,995	$ 27,958	$ 35,647
Acquired and Subject to Loss Sharing Agreements	8,424	9,746	22,365
Acquired and Not Subject to Loss Sharing Agreements	42,224	43,125	21,889
Total	$ 77,643	$ 80,829	$ 79,901

Since the nonperforming assets acquired in previous acquisitions or in connection with FDIC- assisted transactions (collectively referred to as “acquired nonperforming assets”) were recorded at fair value at the time of acquisition or are subject to loss-share agreements with the FDIC, which significantly mitigates the Company’s actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $14.2 million as of March 31, 2016, as compared to $18.9 million as of March 31, 2015, and $15.0 million at December 31, 2015. Nonperforming loans as a percentage of total loans were 0.35% as of March 31, 2016, as compared to 0.58% as of March 31, 2015, and 0.39% as of December 31, 2015.

The allowance for loan losses totaled $42.9 million at March 31, 2016, as compared to $42.3 million as of March 31, 2015, and $42.4 million as of December 31, 2015. The allowance for loan losses as a percentage of loans was 1.05% as of March 31, 2016, as compared to 1.29% as of March 31, 2015, and 1.11% as of December 31, 2015.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 302.14% as of March 31, 2016, as compared to 223.68% as of March 31, 2015, and 283.46% as of December 31, 2015. Loans 30 to 89 days past due as a percentage of total loans were 0.17% at March 31, 2016, as compared to 0.37% at March 31, 2015, and 0.19% at December 31, 2015.

OREO was $12.8 million as of March 31, 2016, as compared to $16.7 million as of March 31, 2015, and $13.0 million at December 31, 2015. The Company continues to proactively market the properties held in OREO as it sold approximately $628 thousand of OREO during the first quarter of 2016, and had $1.1 million in sales during the fourth quarter of 2015.

CONFERENCE CALL INFORMATION:
The Company will hold executive management's quarterly webcast and conference call with analysts on Wednesday, April 27, 2016, at 10:00 AM Eastern Time (9:00 AM Central Time).

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst160427. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation First Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.
The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10084127 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 11, 2016.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 112-year-old financial services institution. Renasant has assets of approximately $8.15 billion and operates more than 175 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2016 -	For The Three Months Ending
	2016	2015				Q4 2015	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Statement of earnings
Interest income - taxable equivalent basis	$78,009	$79,679	$76,242	$58,516	$55,910	(2.10)	$78,009	$55,910	39.53
Interest income	$76,259	$77,787	$74,300	$56,769	$54,166	(1.97)	$76,259	$54,166	40.79
Interest expense	6,205	5,436	5,688	5,155	5,385	14.14	6,205	5,385	15.23
Net interest income	70,054	72,351	68,612	51,614	48,781	(3.18)	70,054	48,781	43.61
Provision for loan losses	1,800	1,750	750	1,175	1,075	2.86	1,800	1,075	67.44
Net interest income after provision	68,254	70,601	67,862	50,439	47,706	(3.33)	68,254	47,706	43.07
Service charges on deposit accounts	7,991	8,260	8,151	6,522	6,335	(3.26)	7,991	6,335	26.13
Fees and commissions on loans and deposits	4,331	4,437	4,388	3,571	3,695	(2.40)	4,331	3,695	17.19
Insurance commissions and fees	1,962	1,956	2,380	2,119	1,967	0.32	1,962	1,967	(0.24)
Wealth management revenue	2,891	2,609	2,833	2,210	2,156	10.84	2,891	2,156	34.12
Securities gains (losses)	(71)	—	—	96	—	—	(71)	—	—
Mortgage banking income	11,915	11,702	11,893	6,791	5,429	1.83	11,915	5,429	119.48
Gain on sale of SBA loans	996	509	376	90	293	95.78	996	293	239.26
Other	3,287	1,969	2,058	1,480	1,995	66.88	3,287	1,995	64.77
Total noninterest income	33,302	31,442	32,079	22,879	21,870	5.92	33,302	21,870	52.28
Salaries and employee benefits	42,393	43,409	43,047	30,395	28,260	(2.34)	42,393	28,260	50.01
Data processing	4,158	4,003	3,819	3,199	3,230	3.88	4,158	3,230	30.71
Occupancy and equipment	7,998	7,887	7,493	5,360	5,550	1.41	7,998	5,550	44.10
Other real estate	957	697	862	954	532	37.21	957	532	79.95
Amortization of intangibles	1,697	1,751	1,804	1,238	1,275	(3.07)	1,697	1,275	33.07
Merger and conversion related expenses	948	1,923	7,746	1,468	478	(50.69)	948	478	98.55
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—
Other	11,663	11,064	11,208	8,468	7,994	5.41	11,663	7,994	45.00
Total noninterest expense	69,814	70,734	75,979	51,082	47,319	(1.30)	69,814	47,319	47.54
Income before income taxes	31,742	31,309	23,962	22,236	22,257	1.38	31,742	22,257	42.62
Income taxes	10,526	10,149	7,741	6,842	7,017	3.71	10,526	7,017	50.00
Net income	$21,216	$21,160	$16,221	$15,394	$15,240	0.27	$21,216	$15,240	39.22
Basic earnings per share	$0.53	$0.53	$0.40	$0.49	$0.48	—	$0.53	$0.48	10.42
Diluted earnings per share	0.52	0.52	0.40	0.48	0.48	—	0.52	0.48	8.33
Average basic shares outstanding	40,324,475	40,276,441	40,265,941	31,626,059	31,576,275	0.12	40,324,475	31,576,275	27.70
Average diluted shares outstanding	40,559,145	40,539,151	40,518,413	31,865,172	31,815,710	0.05	40,559,145	31,815,710	27.48
Common shares outstanding	40,373,753	40,293,291	40,268,455	31,644,706	31,604,937	0.20	40,373,753	31,604,937	27.75
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.17	$0.17	—
Performance ratios
Return on average shareholders' equity	8.12%	8.12%	6.33%	8.42%	8.59%		8.12%	8.59%
Return on average tangible shareholders' equity (1)	15.58%	15.84%	12.20%	14.89%	15.45%		15.58%	15.45%
Return on average assets	1.07%	1.06%	0.81%	1.06%	1.06%		1.07%	1.06%
Return on average tangible assets (2)	1.20%	1.19%	0.93%	1.17%	1.18%		1.20%	1.18%
Net interest margin (FTE)	4.21%	4.33%	4.09%	4.17%	4.02%		4.21%	4.02%
Yield on earning assets (FTE)	4.57%	4.65%	4.42%	4.57%	4.45%		4.57%	4.45%
Cost of funding	0.37%	0.32%	0.33%	0.41%	0.43%		0.37%	0.43%
Average earning assets to average assets	86.21%	86.07%	86.64%	87.79%	87.49%		86.21%	87.49%
Average loans to average deposits	87.39%	86.22%	83.63%	81.93%	81.44%		87.39%	81.44%
Noninterest income (less securities gains/
losses) to average assets	1.69%	1.58%	1.61%	1.56%	1.52%		1.69%	1.52%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.48%	3.46%	3.43%	3.40%	3.26%		3.48%	3.26%
Net overhead ratio	1.79%	1.88%	1.82%	1.84%	1.74%		1.79%	1.74%
Efficiency ratio (FTE) (4)	63.86%	63.45%	64.73%	63.53%	62.94%		63.86%	62.94%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2016	For The Three Months Ending
	2016	2015				Q4 2015	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Average Balances
Total assets	$7,961,700	$7,898,803	$7,897,769	$5,847,539	$5,821,756	0.80	$7,961,700	$5,821,756	36.76
Earning assets	6,863,905	6,798,474	6,842,452	5,133,567	5,093,224	0.96	6,863,905	5,093,224	34.77
Securities	1,103,504	1,117,322	1,143,577	999,962	989,743	(1.24)	1,103,504	989,743	11.49
Mortgage loans held for sale	217,200	268,096	398,480	87,435	50,918	(18.98)	217,200	50,918	326.57
Loans, net of unearned	5,482,167	5,341,943	5,223,273	3,978,514	3,969,244	2.62	5,482,167	3,969,244	38.12
Intangibles	473,852	473,996	449,042	295,441	296,682	(0.03)	473,852	296,682	59.72
Noninterest-bearing deposits	$1,316,495	$1,323,467	$1,272,714	$969,770	$932,011	(0.53)	$1,316,495	$932,011	41.25
Interest-bearing deposits	4,956,983	4,872,432	4,972,717	3,886,199	3,941,863	1.74	4,956,983	3,941,863	25.75
Total deposits	6,273,478	6,195,899	6,245,431	4,855,969	4,873,874	1.25	6,273,478	4,873,874	28.72
Borrowed funds	539,078	568,548	556,269	204,884	168,758	(5.18)	539,078	168,758	219.44
Shareholders' equity	1,050,668	1,033,692	1,016,143	733,158	719,687	1.64	1,050,668	719,687	45.99

						Q1 2016 -	As of
	2016	2015				Q4 2015	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Balances at period end
Total assets	$8,146,229	$7,926,496	$7,910,963	$5,899,190	$5,881,849	2.77	$8,146,229	$5,881,849	38.50
Earning assets	7,045,180	6,778,485	6,810,285	5,186,419	5,168,497	3.93	7,045,180	5,168,497	36.31
Securities	1,101,820	1,105,205	1,139,553	965,290	1,016,393	(0.31)	1,101,820	1,016,393	8.40
Mortgage loans held for sale	298,365	225,254	317,681	108,023	102,780	32.46	298,365	102,780	190.30
Loans not acquired	4,074,413	3,830,434	3,607,005	3,407,925	3,274,314	6.37	4,074,413	3,274,314	24.44
Loans acquired and covered by FDIC loss-share agreements	44,989	93,142	100,839	121,626	125,773	(51.70)	44,989	125,773	(64.23)
Loans acquired and not covered by FDIC loss-share agreements	1,453,328	1,489,886	1,570,116	507,653	553,574	(2.45)	1,453,328	553,574	162.54
Total loans	5,572,730	5,413,462	5,277,960	4,037,204	3,953,661	2.94	5,572,730	3,953,661	40.95
Intangibles	476,539	474,683	474,830	294,808	296,053	0.39	476,539	296,053	60.96
Noninterest-bearing deposits	$1,384,503	$1,278,337	$1,303,884	$972,671	$959,351	8.31	$1,384,503	$959,351	44.32
Interest-bearing deposits	5,046,874	4,940,265	4,930,677	3,917,772	3,983,419	2.16	5,046,874	3,983,419	26.70
Total deposits	6,431,377	6,218,602	6,234,561	4,890,443	4,942,770	3.42	6,431,377	4,942,770	30.12
Borrowed funds	561,671	570,496	551,740	219,089	162,313	(1.55)	561,671	162,313	246.04
Shareholders' equity	1,053,178	1,036,818	1,024,930	730,976	723,196	1.58	1,053,178	723,196	45.63
Market value per common share	$32.91	$34.41	$32.85	$32.60	$30.05	(4.36)	$32.91	$30.05	9.52
Book value per common share	26.09	25.73	25.45	23.10	22.88	1.38	26.09	22.88	14.02
Tangible book value per common share	14.28	13.95	13.66	13.78	13.52	2.38	14.28	13.52	5.62
Shareholders' equity to assets (actual)	12.93%	13.08%	12.96%	12.39%	12.30%		12.93%	12.30%
Tangible capital ratio (3)	7.52%	7.54%	7.40%	7.78%	7.65%		7.52%	7.65%
Leverage ratio	9.19%	9.16%	8.95%	9.89%	9.74%		9.19%	9.74%
Common equity tier 1 capital ratio	9.88%	9.99%	9.92%	10.45%	10.35%		9.88%	10.35%
Tier 1 risk-based capital ratio	11.38%	11.51%	11.46%	12.52%	12.47%		11.38%	12.47%
Total risk-based capital ratio	12.17%	12.32%	12.27%	13.55%	13.51%		12.17%	13.51%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2016 -	As of
	2016	2015				Q4 2015	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Loans not acquired
Commercial, financial, agricultural	$520,463	$485,407	$450,688	$437,181	$418,752	7.22	$520,463	$418,752	24.29
Lease Financing	41,937	34,815	24,698	17,633	11,560	20.46	41,937	11,560	262.78
Real estate- construction	325,188	291,701	268,805	212,071	200,966	11.48	325,188	200,966	61.81
Real estate - 1-4 family mortgages	1,263,879	1,204,228	1,128,556	1,073,816	1,025,264	4.95	1,263,879	1,025,264	23.27
Real estate - commercial mortgages	1,836,053	1,729,049	1,653,534	1,589,969	1,542,706	6.19	1,836,053	1,542,706	19.02
Installment loans to individuals	86,893	85,234	80,724	77,255	75,066	1.95	86,893	75,066	15.76
Loans, net of unearned	$4,074,413	$3,830,434	$3,607,005	$3,407,925	$3,274,314	6.37	$4,074,413	$3,274,314	24.44
Loans acquired and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$624	$2,406	$2,467	$3,726	$3,917	(74.06)	$624	$3,917	(84.07)
Lease Financing	—	—	—	—	—	—	—	—	—
Real estate- construction	86	130	137	—	—	(33.85)	86	—	—
Real estate - 1-4 family mortgages	36,350	45,988	48,779	40,333	42,758	(20.96)	36,350	42,758	(14.99)
Real estate - commercial mortgages	7,870	44,550	49,382	77,536	79,064	(82.33)	7,870	79,064	(90.05)
Installment loans to individuals	59	68	74	31	34	(13.24)	59	34	73.53
Loans, net of unearned	$44,989	$93,142	$100,839	$121,626	$125,773	(51.70)	$44,989	$125,773	(64.23)
Loans acquired and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$133,847	$149,024	$167,966	$39,652	$52,119	(10.18)	$133,847	$52,119	156.81
Lease Financing	—	—	—	—	—	—	—	—	—
Real estate- construction	52,300	65,834	70,428	505	483	(20.56)	52,300	483	10,728.16
Real estate - 1-4 family mortgages	477,266	485,107	485,170	161,765	171,433	(1.62)	477,266	171,433	178.40
Real estate - commercial mortgages	763,587	760,130	813,973	295,484	317,224	0.45	763,587	317,224	140.71
Installment loans to individuals	26,328	29,791	32,579	10,247	12,315	(11.62)	26,328	12,315	113.79
Loans, net of unearned	$1,453,328	$1,489,886	$1,570,116	$507,653	$553,574	(2.45)	$1,453,328	$553,574	162.54
Asset quality data
Assets not acquired:
Nonaccrual loans	$11,690	$13,645	$14,522	$15,514	$17,719	(14.33)	$11,690	$17,719	(34.03)
Loans 90 past due or more	2,495	1,326	647	5,647	1,193	88.16	2,495	1,193	109.14
Nonperforming loans	14,185	14,971	15,169	21,161	18,912	(5.25)	14,185	18,912	(24.99)
Other real estate owned	12,810	12,987	13,936	14,967	16,735	(1.36)	12,810	16,735	(23.45)
Nonperforming assets not acquired	$26,995	$27,958	$29,105	$36,128	$35,647	(3.44)	$26,995	$35,647	(24.27)
Assets acquired and subject to loss share:
Nonaccrual loans	$2,708	$3,319	$3,270	$19,487	$18,040	(18.41)	$2,708	$18,040	(84.99)
Loans 90 past due or more	4,343	3,609	4,143	—	—	20.34	4,343	—	—
Nonperforming loans	7,051	6,928	7,413	19,487	18,040	1.78	7,051	18,040	(60.91)
Other real estate owned	1,373	2,818	3,183	3,853	4,325	(51.28)	1,373	4,325	(68.25)
Nonperforming assets acquired and subject to loss share	$8,424	$9,746	$10,596	$23,340	$22,365	(13.56)	$8,424	$22,365	(62.33)
Assets acquired and not subject to loss share:
Nonaccrual loans	$12,368	$12,070	$15,796	$1,085	$1,627	2.47	$12,368	$1,627	660.17
Loans 90 past due or more	10,805	11,458	8,824	2,523	9,636	(5.70)	10,805	9,636	12.13
Nonperforming loans	23,173	23,528	24,620	3,608	11,263	(1.51)	23,173	11,263	105.74
Other real estate owned	19,051	19,597	19,215	8,244	10,626	(2.79)	19,051	10,626	79.29
Nonperforming assets acquired	$42,224	$43,125	$43,835	$11,852	$21,889	(2.09)	$42,224	$21,889	92.90
Net loan charge-offs (recoveries)	$1,378	$1,364	$588	$1,588	$1,062	1.03	$1,378	$1,062	29.76
Allowance for loan losses	$42,859	$42,437	$42,051	$41,888	$42,302	0.99	$42,859	$42,302	1.32
Annualized net loan charge-offs / average loans	0.10%	0.10%	0.04%	0.16%	0.11%		0.10%	0.11%
Nonperforming loans / total loans*	0.80%	0.84%	0.89%	1.10%	1.22%		0.80%	1.22%
Nonperforming assets / total assets*	0.95%	1.02%	1.06%	1.21%	1.36%		0.95%	1.36%
Allowance for loan losses / total loans*	0.77%	0.78%	0.80%	1.04%	1.07%		0.77%	1.07%
Allowance for loan losses / nonperforming loans*	96.51%	93.42%	89.09%	94.65%	87.74%		96.51%	87.74%
Nonperforming loans / total loans**	0.35%	0.39%	0.42%	0.62%	0.58%		0.35%	0.58%
Nonperforming assets / total assets**	0.33%	0.35%	0.37%	0.61%	0.61%		0.33%	0.61%
Allowance for loan losses / total loans**	1.05%	1.11%	1.17%	1.23%	1.29%		1.05%	1.29%
Allowance for loan losses / nonperforming loans**	302.14%	283.46%	277.22%	197.95%	223.68%		302.14%	223.68%
*Based on all assets (includes acquired assets)
**Excludes all assets acquired

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		RECONCILIATION OF GAAP TO NON-GAAP
						For The Three Months Ending
	2016	2015				March 31,
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015
Net income (GAAP)	$21,216	$21,160	$16,221	$15,394	$15,240	$21,216	$15,240
Amortization of intangibles, net of tax	1,134	1,183	1,221	857	873	1,134	873
Tangible net income (non-GAAP)	$22,350	$22,343	$17,442	$16,251	$16,113	$22,350	$16,113

Average shareholders' equity (GAAP)	$1,050,668	$1,033,692	$1,016,143	$733,158	$719,687	$1,050,668	$719,687
Intangibles	473,852	473,996	449,042	295,441	296,682	473,852	296,682
Average tangible s/h's equity (non-GAAP)	$576,816	$559,696	$567,101	$437,717	$423,005	$576,816	$423,005

Average total assets (GAAP)	$7,961,700	$7,898,803	$7,897,769	$5,847,539	$5,821,756	$7,961,700	$5,821,756
Intangibles	473,852	473,996	449,042	295,441	296,682	473,852	296,682
Average tangible assets (non-GAAP)	$7,487,848	$7,424,807	$7,448,727	$5,552,098	$5,525,074	$7,487,848	$5,525,074

Actual shareholders' equity (GAAP)	$1,053,178	$1,036,818	$1,024,930	$730,976	$723,196	$1,053,178	$723,196
Intangibles	476,539	474,683	474,830	294,808	296,053	476,539	296,053
Actual tangible s/h's equity (non-GAAP)	$576,639	$562,135	$550,100	$436,168	$427,143	$576,639	$427,143

Actual total assets (GAAP)	$8,146,229	$7,926,496	$7,910,963	$5,899,190	$5,881,849	$8,146,229	$5,881,849
Intangibles	476,539	474,683	474,830	294,808	296,053	476,539	296,053
Actual tangible assets (non-GAAP)	$7,669,690	$7,451,813	$7,436,133	$5,604,382	$5,585,796	$7,669,690	$5,585,796

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.12%	8.12%	6.33%	8.42%	8.59%	8.12%	8.59%
Effect of adjustment for intangible assets	7.46%	7.72%	5.87%	6.47%	6.86%	7.46%	6.86%
Return on avg tangible s/h's equity (non-GAAP)	15.58%	15.84%	12.20%	14.89%	15.45%	15.58%	15.45%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.07%	1.06%	0.81%	1.06%	1.06%	1.07%	1.06%
Effect of adjustment for intangible assets	0.13%	0.13%	0.11%	0.12%	0.12%	0.13%	0.12%
Return on average tangible assets (non-GAAP)	1.20%	1.19%	0.93%	1.17%	1.18%	1.20%	1.18%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	12.93%	13.08%	12.96%	12.39%	12.30%	12.93%	12.30%
Effect of adjustment for intangible assets	5.41%	5.54%	5.56%	4.61%	4.65%	5.41%	4.65%
Tangible capital ratio (non-GAAP)	7.52%	7.54%	7.40%	7.78%	7.65%	7.52%	7.65%

		CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$78,009	$79,679	$76,242	$58,516	$55,910	$78,009	$55,910
Interest expense	6,205	5,436	5,688	5,155	5,385	6,205	5,385
Net Interest income (FTE)	$71,804	$74,243	$70,554	$53,361	$50,525	$71,804	$50,525

Total noninterest income	$33,302	$31,442	$32,079	$22,880	$21,870	$33,302	$21,870
Securities gains (losses)	(71)	—	—	96	—	(71)	—
Gain on acquisition	—	—	—	—	—	—	—
Total noninterest income	$33,373	$31,442	$32,079	$22,784	$21,870	$33,373	$21,870
Total Income (FTE)	$105,177	$105,685	$102,633	$76,145	$72,395	$105,177	$72,395

Total noninterest expense	$69,814	$70,734	$75,979	$51,082	$47,319	$69,814	$47,319
Amortization of intangibles	1,697	1,751	1,804	1,238	1,275	1,697	1,275
Merger-related expenses	948	1,923	7,746	1,468	478	948	478
Debt extinguishment penalty	—	—	—	—	—	—	—
Total noninterest expense	$67,169	$67,060	$66,429	$48,376	$45,566	$67,169	$45,566

(4) Efficiency Ratio	63.86%	63.45%	64.73%	63.53%	62.94%	63.86%	62.94%